Exhibit 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of My Size, Inc. (the "Company") on Form 10-K/A for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Uri Ben Or, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Registrant	My Size, Inc.

Date: March 29, 2016	By:	/s/ Uri Ben Or
Uri Ben Or
Chief Financial Officer (Principal Financial Officer)